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                       ARABIAN SHIELD DEVELOPMENT COMPANY
                   10830 NORTH CENTRAL EXPRESSWAY, SUITE 175
                              DALLAS, TEXAS  75231

                                 (214) 692-7872

                                     23 October, 1995


Sheikh Fahad Al-Athel

Dear Sheikh Fahad:

         In accordance with instructions of HRH Price Talal Ben Abdulaziz to me on 10 July, 1995 who approved my proposal for raising the funds urgently needed now for working capital from the biggest concerned shareholders of the company, as presented to His Highness in my letter to him on 7 July, 1995 (attached here), it is requested that you deposit in the company's account $245,000 (two hundred forty-five thousand). This amount is a loan from you to the company, and will carry a libor + 2% interest. You have the option to transform this loan, and all accumulated interest, at any time within five years from now, to shares of this company's common stock at one dollar ($1) per share.

         If funds are raised from the private placement of one million shares, as is anticipated shortly, you will be repaid the above loan in full plus all accumulated interest, immediately upon receipt of those funds. However, your option to purchase 245,000 shares of the company's common stock during the next five years will remain in force.

         The period of the loan, otherwise, is for two years from now, and will be paid to you on demand, with all accumulated interest after that period.

         The company's account numbers are as follows:

                 Arabian Shield Development Company
                 Saudi American Bank, Jeddah Branch
                 Jeddah, Saudi Arabia
                 $ account no: 5401623
                 S.R. account no: 4400135

                                        Very truly yours,


                                        Hatem El-Khalidi, President


Agreed to:

By: /s/ SHEIKH FAHAD AL-ATHEL
    -------------------------

Date: 10/25/95
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P.S. I have already deposited my share of $53,000 in the company's account in
     Jeddah.